UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2018

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 1, 2018, Puget Energy, Inc. (“Puget Energy”), as borrower, incurred indebtedness in the form of term loans in the aggregate principal amount of $150 million (the “Term Loans”) pursuant to a Term Loan Agreement, dated October 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Puget Energy, TD Securities (USA) LLC , as Administrative Agent, and the lenders party thereto. The Term Loan Agreement also includes an expansion feature, pursuant to which Puget Energy may request to increase the aggregate amount of the Term Loan Agreement, obtain incremental term loans or any combination of increases and incremental term loans in an amount up to $100 million.

The proceeds of the Term Loans are to be used for general corporate purposes other than hostile acquisitions.

The Term Loans mature on October 1, 2021. Puget Energy may request to extend the maturity date but the lenders do not have any obligation to agree to any extension request. The Company is not required to make any principal payments on the Term Loans until maturity. The Company may voluntarily prepay the Term Loans in whole or in part at any time without premium or penalty, except that prepayments of any portion of the Term Loans shall be accompanied by accrued interest and break funding payments pursuant to the Term Loan Agreement.

The terms and conditions of the Term Loans include the following:

•

The interest rate applicable to the Term Loans is dependent on the senior debt rating of Puget Energy. Amounts outstanding under the Term Loans bear interest at either (i) the Alternate Base Rate (as defined in the Term Loan Agreement) plus the Applicable Rate (as defined in the Term Loan Agreement) or (ii) the Adjusted LIBO Rate (as defined in the Term Loan Agreement) plus the Applicable Rate. Interest on the Term Loan is payable on each Interest Payment Date (as defined in the Term Loan Agreement).

•	The Borrower will not permit the Leverage Ratio (as defined in the Term Loan Agreement) to be greater than 0.65 to 1.00 at any time.

•	Puget Energy and its material operating subsidiaries, including Puget Sound Energy, Inc., are subject to customary covenants, including restrictions on investments and liens.

•

The Term Loans will be secured by the same collateral pool as the revolving credit facility under the Amended and Restated Credit Agreement, dated as of October 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time), among Puget Energy, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd. as Syndication Agent, and the lenders party thereto, which collateral pool consists of substantially all of the assets of Puget Energy and Puget Equico LLC, Puget Energy’s parent (including a pledge of all of the shares of the stock of Puget Energy and PSE).

The Term Loan Agreement also contains certain customary representations and warranties and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies, such as the ability of lenders to accelerate any amounts outstanding under the Term Loan Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Term Loan Agreement, dated as of October 1, 2018, by and among Puget Energy, Toronto Dominion (Texas) LLC, as Administrative Agent, TD Securities (USA) LLC, as Lead Arranger and Bookrunner and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: October 3, 2018	By:	/s/ Daniel A. Doyle
	Name:	Daniel A. Doyle
	Title:	Senior Vice President and Chief Financial Officer